UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

First Northwest Bancorp (“Company”) announced on January 29, 2015 that it completed its mutual to stock conversion, including the related stock offering conducted in connection with the conversion.  The Company sold a total of 12,167,000 shares of common stock in the subscription offering at $10.00 per share. In addition to the 12,167,000 shares sold, the Company contributed $400,000 in cash and 933,360 shares of common stock to the First Federal Community Foundation (“Foundation”), the charitable foundation established by the Company’s financial institution, First Federal Savings and Loan Association of Port Angeles, in connection with the conversion.  Following the offering and the contribution to the Foundation, the Company has 13,100,360 shares of common stock outstanding.  Shares of the Company’s common stock are expected to begin trading on the NASDAQ Capital Market on Friday, January 30, 2015 under the symbol “FNWB.”  For more information, see the Company’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index:

99.1    News release of First Northwest Bancorp dated January 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date: January 29, 2015	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer